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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 17, 1998



                       CORRECTIONS CORPORATION OF AMERICA
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             (Exact name of registrant as specified in its charter)


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
                     Tennessee                                       1-13560                       62-1156308
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   (State or other jurisdiction of incorporation)           (Commission File Number)            (I.R.S. Employer
                                                                                               Identification No.)


             10 Burton Hills Boulevard, Nashville, TN                                             37215
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             (Address of principal executive offices)                                           (Zip Code)

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       Registrant's telephone number, including area code: (615) 263-3000



                                 Not Applicable
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          (Former name or former address, if changed since last report)



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Item 5.     Other Events
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         Corrections Corporation of America, a Tennessee corporation (the
"Company"), has entered into an Agreement and Plan of Merger, dated as of April 18, 1998 (the "Merger Agreement"), with CCA Prison Realty Trust, a Maryland real estate investment trust ("Prison Realty"). Pursuant to and subject to the terms and conditions of the Merger Agreement, the Company will be merged with and into Prison Realty (the "Merger"). Each share of Company common stock will be converted into the right to receive 0.875 Prison Realty common shares, $0.01 par value per share.

         The Merger is subject to termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, approval by Company shareholders, approval by Prison Realty shareholders and certain other conditions.

         On April 20, 1998, the Company and Prison Realty issued a press release (the "Press Release") concerning the Merger and the execution of the Merger Agreement.

         The foregoing description of the Merger and related transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Press Release, which are attached hereto and incorporated herein by reference.

         In addition, on April 17, 1998, the Company acquired all of the outstanding capital stock of eight subsidiaries of U.S. Corrections Corporation ("USCC") (the "USCC Acquisition"). By virtue of the USCC Acquisition, the Company acquired contracts to manage four currently operating facilities in Kentucky, each of which is owned by Prison Realty, as well as one each in Florida and Texas, each of which is owned by governmental entities of Florida and Texas, respectively. The Company, or one of its affiliates, currently leases the four Kentucky facilities from Prison Realty, or one of its affiliates, pursuant to the terms of that certain Master Agreement to Lease dated July 18, 1997, between the Company and Prison Realty (the "Master Lease"). The Company also acquired by virtue of the USCC Acquisition the right to enter into contracts to manage two facilities currently under construction that are located in North Carolina and owned by Prison Realty. The Company expects to lease these two facilities from Prison Realty pursuant to the terms and conditions of the Master Lease. The total number of beds currently operating or under construction under all of such management contracts hereinbefore discussed equals 5,743.

Item 7.     Exhibits
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    (c)     Exhibits

   2.1 Agreement and Plan of Merger, dated as of April 18, 1998, between Corrections Corporation of America and CCA Prison Realty Trust (as directed by Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to this document are omitted from this filing, and the Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request)

  99.1 Press Release, dated April 20, 1998, issued by Corrections Corporation of America and CCA Prison Realty Trust




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      CORRECTIONS CORPORATION OF AMERICA

Date: April 22, 1998                  /s/ Darrell K. Massengale
                                      ----------------------------------
                                      Name:  Darrell K. Massengale
                                      Title: Chief Financial Officer;
                                             Vice President, Finance;
                                             Secretary/Treasurer






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                                  EXHIBIT INDEX


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   No.                                      Exhibit
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
   2.1 Agreement and Plan of Merger, dated as of April 18, 1998, between Corrections Corporation of America and CCA Prison Realty Trust (as directed by Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to this document are omitted from this filing, and the Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request)

  99.1 Press Release, dated April 20, 1998, issued by Corrections Corporation of America and CCA Prison Realty Trust


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